Exhibit 3.12

CERTIFICATE OF INCORPORATION

OF

TRUNITY HOLDINGS, INC.

The undersigned, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby certify as follows:

ONE: The name of this corporation is Trunity Holdings, Inc.

TWO: The registered office of the corporation is to be located at 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware 19904.  The name of its registered agent at that address is National Registered Agents Inc.

THREE: The nature of the business and the purpose for which the corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOUR: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of Delaware and the corporation is to have perpetual existence.

FIVE: The name and mailing address of the Incorporator is: Robert B. Macaulay, Carlton Fields, P.A., 100 SE Second Street, Suite 4200, Miami, Florida 33131.

SIX: The names of each person designated to serve as a Director of the Corporation until the first annual meeting of stockholders or until his successor is elected and qualified are:

Director: Terry Anderton,

Director: Dr. Joakim Lindblom

The directors can be reached at the mailing address: 15 Green Street, Newburyport, Massachusetts 01950.

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SEVEN: In furtherance and not in limitation of the powers confined by statute, the Board of Directors is expressly authorized to make, alter, or repeal the bylaws of the corporation.

EIGHT: The total number of shares of stock this corporation shall have authority to issue is 250,000,000 shares, divided into two classes of stock designated respectively “Common Stock” and “Preferred Stock”, both of which shall have a par value of $0.0001 per share.  The number of shares of Common Stock which this corporation shall have authority to issue is 200,000,000 shares. The number of shares of Preferred Stock which this corporation shall have authority to issue is 50,000,000 shares.

The Board of Directors of this corporation is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereon including, but not limited to, the determination of dividend, voting, liquidation, redemption and conversion rights, preferences and limitations and any other preferences and relative, participating, optional or other special rights. The Board of Directors is also authorized to increase or decrease the number of shares of any series before or after the issue of that series, but not above the total number of authorized and unissued shares of the series or below the number of shares of such series then outstanding.

NINE: Newly created directorships resulting from any increase in the number of directors, or vacancies in any existing directorships resulting from death, resignation, disqualification, removal, or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director in which the new directorship was created, or the vacancy occurred, and until such director’s successor shall have been elected and qualified.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

TEN:

(A) No Personal Liability.

A director or officer of the corporation shall not be personally liable to the corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director or officer, except liability for (i) acts or omissions which involve intentional misconduct, fraud or knowing violations of law; or (ii) the payment of distributions in violation of the General Corporation Law of Delaware.

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(B) Indemnification.

1.           Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, legal counsel, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, legal counsel, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, (but in the case of any such amendment only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities, and loss including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

2.           Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, legal counsel, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, legal counsel, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, (but in the case of any such amendment only to be the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and loss including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification pursuant to this Section (B) 2 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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The right to indemnification conferred in this Article 10 shall be a contract right and shall include the right to be paid by the corporation any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of any undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

If a claim under Section (B) 1 of this Article is not paid in full by the corporation within 45 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of  the certificate of incorporation, by-laws, agreement(s), vote of Stockholders or disinterested directors or otherwise.

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

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ELEVEN: At any regularly scheduled meeting of Stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting (a) by, or at the direction of, the Board of Directors, or (b) by any Stockholder of the corporation who complies with the notice procedures set forth in this Article 11.  For a proposal to be properly brought before a meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a Stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the corporation no less than 60 days prior to the scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the Stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made. A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the corporation’s books, of the Stockholder proposing such business and any other Stockholder known by such Stockholder to be supporting such proposal; (c) the class and number of shares of the corporation’s stock which are beneficially owned by the Stockholder on the date of such Stockholder’s notice and by any other Stockholders known by such Stockholder to be supporting such proposal on the date of such Stockholder notice; and (d) any financial interest of the Stockholder making the proposal or any other Stockholder known by such Stockholder to be supporting the proposal.

The presiding officer of the meeting shall determine and declare at or before the meeting whether the Stockholder proposal was made in accordance with the terms of this Article 9.  If the presiding officer determines that a Stockholder proposal was not made in accordance with the terms of this Article 9, he or she shall so declare at the meeting and any such proposal shall not be acted upon at the meeting.

This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors, and committees of the Board, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed, and received as herein provided.

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TWELVE: No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock, whether now or hereafter authorized, or any bonds, debentures, or securities convertible into stock. Any such issuance of stock or securities convertible into stock shall be as directed by the Board of Directors, upon such terms as in its discretion it shall deem advisable.

THIRTEEN: This Corporation reserves the right at any time, and from time to time, to amend, modify or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights, preferences and privileges of any nature whatsoever conferred upon stockholders, directors, or any other persons whom so ever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of January, 2012.

/s/ Robert B. Macaulay
Robert B. Macaulay, Incorporator

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STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

BRAIN TREE INTERNATIONAL, INC.

a Utah corporation

INTO

TRUNITY HOLDINGS, INC.

a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Trunity Holdings Inc. (“Trunity”), a corporation incorporated on the 18th day of  January, 2012 pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Corporation”);

DOES HEREBY CERTIFY that this Corporation owns 90.1% of the capital stock of Brain Tree International Inc. (“Brain Tree”), a corporation incorporated on the 26th day of July, 1983, pursuant to the provisions of the Utah Revised Business Corporation Act by a resolution of its Board of Directors duly adopted by unanimous written consent signed on the 24th day of January, 2012, determined to and did merge into itself said Brain Tree, which resolution is in the following words to wit:

WHEREAS this Corporation lawfully owns 90.1% of the outstanding stock of Brain Tree International, Inc., a corporation organized and existing under the laws of  Utah; and

WHEREAS, this Corporation desires to merge into itself the said Brain Tree, pursuant to the Agreement and Plan of Merger which is attached as Exhibit “A,” and to be possessed of all of the estate, property rights, privileges, and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this Corporation merge into itself said Brain Tree and assume all of its liabilities and obligations;

FURTHER RESOLVED that Brain Tree relinquishes its corporate name and assumes in place thereof the name Trunity Holdings, Inc.;

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FURTHER RESOLVED, that an authorized officer of this Corporation be and he/she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Brain Tree and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Kent County; and

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent Corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 24th day of January, 2012.

TRUNITY HOLDINGS, INC.

By: /s/ Terry Anderton
Name: Terry Anderton
Title: President

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Exhibit A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) effective as of January 24, 2012, by and among Brain Tree International, Inc., a Utah corporation (“Brain Tree” or the “Merging Company”), Trunity Holdings, Inc., a Delaware corporation (“THI” or the “Surviving Corporation”), and Trunity, Inc., a Delaware corporation (“Trunity”).

WHEREAS, THI owns 90.1% of the issued common stock of Brain Tree and THI (the “Constituent Companies”) wish to effect a business combination through a merger (the “Merger”) of the Merging Company with and into THI, with THI being the surviving corporation, on the terms and conditions set forth in this Agreement and in accordance with section 253 of the Delaware General Corporation Law, as amended (the “DGCL”); and section 704 of the Utah Revised Business Corporation Act.

WHEREAS, the Board of Directors of the Merging Company has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and determined that this Agreement, the Merger, and the other transactions contemplated hereby are advisable and in the best interest of the Merging Company’s stockholders; and

WHEREAS, the Board of Directors of THI has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, and have determined that this Agreement, the Merger, and the other transactions contemplated hereby are in the best interest of its stockholders.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        The Merger.   Subject to the terms and conditions of this Agreement, at the Effective Date (as defined in Section 2), Brain Tree and THI shall consummate the Merger pursuant to which (a) the Merging Company shall be merged with and into THI and the separate corporate existence of the Merging Company shall thereupon cease, (b) THI shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of THI with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.  The Merger shall have the effects specified in the DGCL.

2.        Effective Date. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4), the Surviving Corporation shall duly execute a Certificate of  Ownership and Merger in the form attached hereto as Exhibit A (the “Certificate of Merger”) and file such Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL.  The Merger shall become effective upon filing with the Delaware Secretary of State and at such time as the Certificate of Merger, accompanied by payment of the filing fee (as provided in the DGCL), has been examined by and received the endorsed approval of the Secretary of State of the State of Delaware (the “Effective Date”).

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3.        Certificate of Incorporation and Bylaws. As of the Effective Date, by virtue of the Merger and without any action on the part of the Constituent Companies or any other person being required, the Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of Trunity as in effect immediately prior to the Effective Date until thereafter amended as provided by law and the terms of such Certificate of Incorporation.  As of the Effective Date, the bylaws of the Surviving Corporation shall be the same as the bylaws of THI as in effect immediately prior to the Effective Date until thereafter amended as provided by law and the terms of such bylaws.

4.        Closing. The closing of the Merger (the “Closing”) shall occur on a date agreed upon in writing by the Constituent Companies.  The date on which the Closing occurs pursuant to the foregoing sentence is referred to in this Agreement as the “Closing Date.”  The Closing shall take place at the offices of Carlton Fields, P.A., 100 SE Second Street, Suite 4200, Miami, Florida 33131, or at such other place as agreed to by the Constituent Companies.  ”Business Day” means any day other than a day on which the office of the Secretary of State of the State of Delaware is closed.

5.        Effect on Capital Stock. As of the Effective Date, by virtue of the Merger and without any action on the part of the stockholders of the Constituent Companies:

(a)      Each of the 100 shares of common stock of THI issued and outstanding and held by Trunity, representing 100% of THI’s issued and outstanding capital stock, shall be cancelled, and in exchange therefor Trunity shall receive 961,975 shares of the common stock of the Surviving Corporation.

(b)      Each of the 961,975 shares of common stock of the Merging Company held by THI shall be cancelled and shall cease to exist and no cash or other consideration shall be delivered or deliverable in exchange therefor except as set forth in Section 5(a) above.

(c)      Each of the Merging Company’s 105,063 shares of common stock issued and outstanding immediately prior to the Effective Date and held by shareholders other than THI shall automatically be converted into one share of the common stock of the Surviving Corporation.

6.         Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware.  Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the State of Delaware for any claim, suit or proceeding arising under this Agreement.

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7.        Miscellaneous. This Agreement (a) constitutes, together with the Exhibit attached hereto and the documents, instruments and certificates which are entered into in connection herewith, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder, and (c) may be executed in two or more counterparts which together shall constitute a single agreement.

[Signatures on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their respective officers thereunto duly authorized, all effective as of the date first written above.

BRAIN TREE INTERNATIONAL, INC., a Utah corporation

By:	/s/ Donna T. Norman
Donna T. Norman, President

TRUNITY HOLDINGS, INC., a Delaware corporation

By:	/s/ Terry Anderton
Terry Anderton, CEO

TRUNITY, INC., a Delaware corporation

By:	/s/ Terry Anderton
Terry Anderton, President

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CERTIFICATION OF

DESIGNATION

of

SERIES X PREFERRED STOCK

of

TRUNITY HOLDINGS, INC.

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

Trunity Holdings, Inc. , a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Company (the “Board of Directors”) in accordance with the provisions of the Articles of Incorporation, Bylaws, and governing documents of the Company , the Board of Directors on December 4 , 2015 adopted the following resolution creating a series of 1,000 shares of preferred stock designated as “Series X Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of the Articles of Incorporation , a series of preferred stock, par value $.001 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences, and relative participating, optional, or other rights of the shares of such series and the qualifications, limitations, and restrictions thereof are as follows:

Series X Preferred Stock

1. Designation and Amount . There shall be a series of preferred stock that shall be designated as “Series X Preferred Stock,” and the number of shares constituting such series shall be 1,000.

2. Conversion .

(A) The Series X Preferred Stock shall be convertible at the option of the holders thereof into the aggregate number of shares of common stock determined as follows:

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Where:

“C” is the number of shares of common stock issuable upon conversion of the outstanding preferred stock

“A” is the number of shares of common stock outstanding immediately prior to the conversion of the Series X Preferred Stock, after giving effect to (1) the exercise of all outstanding options and warrants and the conversion into common stock of then outstanding convertible securities (excluding the Series X Preferred Stock), as well as all other debts and obligations, and (2) any anti-dilution adjustments occasioned by the conversion of the Series X Preferred Stock.

“B” is 90%

(B) The “Conversion Rate” shall be equal to:

Where:

“C” has the meaning set forth above

“D” is the number of shares of Series X Preferred Stock

3. Dividend Preference . The Company may not declare, pay, or set aside for payment any dividend payable in cash, property, or evidences of indebtedness, on shares of common stock unless and until the Company shall have declared and paid a dividend on the Series X Preferred Stock in an amount at least equal to an amount at least equal to the product of (A) the amount proposed to be paid in common stock, multiplied by (B) the Series X Preferred Stock Conversion Rate.

4. Voting Rights . Except as provided in paragraphs “Board of Directors” and “Class Voting” below, holders of Series X Preferred Stock shall vote together with holders of common stock as a single class on all matters submitted for consideration by holders of voting securities. Each share of Series X Preferred Stock shall entitle the holder thereof to a number of votes equal to the Conversion Rate, rounded to the next highest share.

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5. Board of Directors . Holders of Series X Preferred Stock voting as a separate class shall be entitled to elect two (2) directors to the Board of Directors if there is a three (3) member board, or three (3) directors if the Board of Directors shall have more than three (3) members.

6. Class Voting . Holders of Series X Preferred Stock shall vote together as a separate class on each of the following matters:

(A) Any amendment to the Articles of Incorporation which alters, in any material respect, the rights, privileges, and preferences of Series X Preferred Stock;

(B) Any amendment to the Bylaws which alters, in any material respect, the rights, privileges, and preferences of Series X Preferred Stock;

(C) Any sale of all or substantially all of the assets of the Company, any merger, consolidation, or reorganization, in which the Company is not the survivor, or any share exchange in which the Company is not the parent entity;

(D) Creation or authorization of the creation of any additional class or series of shares of stock;

(E) Creation or authorization of the creation of any class or series of indebtedness which is convertible into or exchangeable for any class or series of equity securities of the Company or which is issued with warrants or rights to purchase any class or series of equity securities of the Company;

(F) The purchase or setting aside of any sums for the purchase of, or payment of any dividend or of any distribution on, any shares of stock other than the Series X Preferred Stock, except for dividends or other distributions payable on the common stock solely in the form of additional shares of common stock; or

(G) Redemption or other acquisition of any shares of Series X Preferred Stock or any other class or series of shares except pursuant to a purchase offer made pro rata to all holders of Series X Preferred Stock on the basis of the aggregate number of outstanding shares of Series X Preferred Stock then held by each such holder.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 9th day of December, 2015.

Trunity Holdings, Inc.

By :	/s/ Nicole Fernandez-McGovern
Name :	Nicole Fernandez-McGovern
Title:	CEO & CFO

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CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF TRUNITY

HOLDINGS INC. (A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned , being the Chief Executive Officer of TR UNITY HOLDINGS INC.. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation's Board of Directors and its stockholders as hereinafter described:

RESOLVED: Section 1 of the Certificate of Incorporation.as amended , of this Corporation is hereby amended to change the name of the Corporation to: True Nature Holding, Inc.

FURTHER RESOLVED: Section 8 of the Certificate of Incorporation. as amended , of this Corporation is hereby amended and replaced with the following:

8.0 The total number of shares of stock that the Corporation shall have authority to issue, after giving effect to the stock. split contained herein, is five hundred million (500,000,000) shares of common stock, having a par value of one cent ($0.01) per share (“Common Stock”); and ten million (10,000,000) shares of preferred stock, with a par value of one cent ($0.01) per share (“Preferred Stock”).

FURTHER RESOLVED: Section 8 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by adding the following:

8.1 On the date of effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock pursuant to which every one hundred and one (101) issued and outstanding shares of the Corporation's Common Stock, par value $0.0 I (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable shares of Common Stock, par value $0.01 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No fractional shares of the Corporation's Common Stock shall be issued as a result of the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share, the Corporation shall issue one whole share in lieu of the fractional share.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be December 31,2015, subject to regulatory approvals.

The foregoing resolutions and this Certificate of Amendment were adopted by majority of the Board of Directors of the Corporation pursuant to a joint written consent dated December 19.20 15of the directors of the Corporation, in accordance with Section 141 of the Delaware General Corporation Law, and of holder s of a majority of the outstanding shares of the Corporations voting stock, including the holders of the Company's Series X Preferred stock, in accordance with Section 228 of the Delaware General Corporation Law.

I N WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of this Corporation, has executed this Certificate of Amendment to the Corporations Certificate of Incorporation, as amended, as of 24th of December, 2015.

Stephen Keaveney

By: Stephen Keaveney, Chairman, Chief Executive Officer &

Chief Financial Officer

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TRUE NATURE HOLDING, INC.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

10% SERIES X CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Pursuant to Section 151 of the

Delaware General Corporation Law

True Nature Holding, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

WHEREAS, that the Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), provides for a class of its authorized stock known as preferred stock, comprised of 27,324 shares Need Number, $.01 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series; and

WHEREAS, pursuant to this authority, the Board of Directors fixed the rights, preferences, restrictions, and other matters relating to the Corporation’s 10% Series X Cumulative Redeemable Perpetual Preferred Stock (“Series X Preferred Stock”), consisting of 27,324 shares.

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors hereby authorizes the amendment and restatement of the Existing Certificate so that it reads in its entirety as follows:

1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “10% Series X Cumulative Redeemable Perpetual Preferred Stock” and the number of shares constituting such series shall be 27,324 shares.

2. No Maturity, Sinking Fund, Mandatory Redemption. The Series X Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series X Preferred Stock. The Corporation is not required to set aside funds to redeem the Series X Preferred Stock.

3. Ranking. The Series X Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation’s Common Stock, par value $0.001 per share (“Common

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Stock”), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series X Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series X Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

4. Dividends.

(a) Holders of shares of the Series X Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, or at its option through the issuance of restricted common stock (whose closing price per share on the Business Day of the authorization for payment shall determine the number of shares to be issued in consideration of the dividend payment), cumulative cash, or common stock based, dividends at the rate of 10% on $25.00 per share of the Series X Preferred Stock per annum (equivalent to $2.50 per annum per share). Commencing on the date of issuance of Series X Preferred Stock (as applicable, the “Issue Date”), dividends shall accrue on the Series X Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable monthly in arrears on the 15th day of each month (each, a “Dividend Payment Date”) to the holders of record of the Series X Preferred Stock as they appear on the stock records of the Corporation at the close of business on the last day of the preceding month, whether or not a Business Day (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series X Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including such Dividend Payment Date. (The Company reserves the right to pay dividends in Company common stock at per share based on the average closing price over the five (5) days prior to the date of the dividend declaration.)

(b) No dividends on shares of Series X Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

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(c) Notwithstanding anything to the contrary contained herein, dividends on the Series X Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series X Preferred Stock which may be in arrears, and holders of the Series X Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series X Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series X Preferred Stock.

(d) Except as provided in Section 4(e), unless full cumulative dividends on the Series X Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series X Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series X Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series X Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series X Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series X Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series X Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series X Preferred Stock, all dividends declared upon the Series X Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series X Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series X Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series X Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series X Preferred Stock that may be in arrears.

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(f) “Business Day” shall mean any day, other than a Saturday or Sunday, which is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close.

5. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series X Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series X Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of Twenty-Five Dollars ($25.00) per share plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series X Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series X Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series X Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series X Preferred Stock in the distribution of assets, then the holders of the Series X Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Holders of Series X Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series X Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust, or entity or of any other entity with or into the Corporation, or the sale, lease, transfer, or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) The Series X Preferred Stock is not redeemable by the Company prior to November 4, 2020, except as described in this Section 6.

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(b) Optional Redemption Right. On and after December 31, 2022 the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series X Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series X Preferred Stock as described in this Section 6(b), it may use any available cash, or it’s restricted common stock to pay the redemption price

(c) Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series X Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If the Corporation elects to redeem any shares of Series X Preferred Stock as described in this Section 6(c), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

(d) A “Change of Control” is deemed to occur when, after December 31, 2019, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i).

(e) In the event the Corporation elects to redeem Series X Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series X Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series X Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series X Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series X Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series X Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series X Preferred Stock except as to the holder to whom notice was defective or not given.

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(f) Holders of Series X Preferred Stock to be redeemed shall surrender the Series X Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

(g) If notice of redemption of any shares of Series X Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series X Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series X Preferred Stock, those shares of Series X Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(h) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(i) If less than all of the outstanding Series X Preferred Stock is to be redeemed, the Series X Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

(j) In connection with any redemption of Series X Preferred Stock, the Corporation shall pay, in cash or through the issuance of its restricted common stock, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series X Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series X Preferred Stock to be redeemed.

(k) Unless full cumulative dividends on all shares of Series X Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series X Preferred Stock shall be redeemed unless all outstanding shares of Series X Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series X Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series X Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series X Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series X Preferred Stock.

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(l) Subject to applicable law, the Corporation may purchase shares of Series X Preferred Stock in the open market, by tender or by private agreement. Any shares of Series X Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

7. No Conversion Rights. The shares of Series X Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

8. Voting Rights.

(a) Holders of the Series X Preferred Stock will have “super” voting rights such that on each matter on which holders of the Company’s stock are entitled to vote, each share of Series X Preferred Stock will be entitled to twenty thousand (20,000) votes, subject to any adjustment for stock splits or dividends subsequent to issuance, except that when shares of any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series X Preferred Stock as a single class on any matter, the Series X Preferred Stock and the shares of each such other class or series will have twenty thousand (20,000) votes for each $25.00 of liquidation preference (excluding accumulated dividends).

(b) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series X Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series X Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.

(c) Except as expressly stated in this Section 8 or as may be required by applicable law, the Series X Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9. Information Rights. During any period in which the Corporation is subject to Section 13 or 15(d) of the Exchange Act and any shares of Series X Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series X Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series X Preferred Stock. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series X Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the

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Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

10. No Preemptive Rights. No holders of the Series X Preferred Stock will, as holders of Series X Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11. Record Holders. The Corporation and the transfer agent for the Series X Preferred Stock may deem and treat the record holder of any Series X Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

12. Potential Exchange for Other Registered Securities. The holders of these securities shall have the right to exchange their securities for any other class of securities that is being registered on a dollar-for-dollar basis including any accrued but unpaid dividends. This right shall mean that the securities being exchanged shall be included with the registration statement for the new securities. All rights associated with this security shall be extinguished at time of the exchange and the owner shall inherit any rights associated with the securities for which the Series X Preferred Stock have been exchanged.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designations to be signed in its name and on its behalf on this 31st day of December, 2019.

True Nature Holding, Inc.

By:	/s/ Julie Smith
Julie Smith
President & COO

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TRUE NATURE HOLDING, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
10% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Pursuant to Section 151 of the

Delaware General Corporation Law

True Nature Holding, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

WHEREAS, that the Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), provides for a class of its authorized stock known as preferred stock, comprised of 500,000 shares, $.01 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series; and

WHEREAS, pursuant to this authority, the Board of Directors fixed the rights, preferences, restrictions, and other matters relating to the Corporation’s 10% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), consisting of 500,000 shares.

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Amended and Restated Certificate of Incorporation, the Board of Directors hereby authorizes the amendment and restatement of the Existing Certificate so that it reads in its entirety as follows:

1.     Designation and Amount. The shares of such series of Preferred Stock shall be designated as “10% Series A Cumulative Redeemable Perpetual Preferred Stock” and the number of shares constituting such series shall be 500,000 shares.

2.     No Maturity, Sinking Fund, Mandatory Redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.

3.     Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

4.     Dividends.

a.     Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, or at its option through the issuance of restricted common stock (whose closing price per share on the date of the authorization for payment shall determine the number of shares to be issued in consideration of the dividend payment), cumulative cash, or common stock based, dividends at the rate of 10% on $25.00 per share of the Series A Preferred Stock per annum (equivalent to $2.50 per annum per share). Commencing on the date of issuance of Series A Preferred Stock (as applicable, the “Issue Date”), dividends shall accrue on the Series A Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable monthly in arrears on the 15th day of each month (each, a “Dividend Payment Date”) to the holders of record of the Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on the last day of the preceding month, whether or not a Business Day (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including such Dividend Payment Date. (The Company reserves the right to pay dividends in Company common stock at per share based on the average closing price over the five (5) days prior to the date of the dividend declaration.)

b.     No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

c.     Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

d.     Except as provided in Section 4(e), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

e.     When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

f.     ”Business Day” shall mean any day, other than a Saturday or Sunday, which is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close.

5.     Liquidation Preference.

a.     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of Twenty-Five Dollars ($25.00) per share plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

b.     In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

c.     Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust, or entity or of any other entity with or into the Corporation, or the sale, lease, transfer, or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

6.     Redemption.

a.     The Series A Preferred Stock is not redeemable by the Company prior to March 3, 2023 except as described in this Section 6.

b.     Optional Redemption Right. On and after March 3, 2023 the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(b), it may use any available cash, or it’s restricted common stock to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

c.     Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(c), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

d.     A “Change of Control” is deemed to occur when, after [December 31, 2019], the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or Nasdaq.

e.     In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

f.     Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

g.     If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

h.     If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

i.     If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

j.     In connection with any redemption of Series A Preferred Stock, the Corporation shall pay, in cash or through the issuance of its restricted common stock, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

k.     Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

l.     Subject to applicable law, the Corporation may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

7.     No Conversion Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

8.     Voting Rights.

a.     Holders of the Series A Preferred Stock will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

b.     So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Incorporation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

c.     Notwithstanding Section 8(b)(ii) above, if any Event set forth in Section 8(b)(ii) above materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 8(b)(ii).

d.     The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.

e.     Except as expressly stated in this Section 8 or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9.     Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

10.     No Preemptive Rights. No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11.     Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designations to be signed in its name and on its behalf on this 13th day of March, 2020.

True Nature Holding, Inc.

By:	/s/ Larry Diamond
Larry Diamond
Chief Executive Officer

CERTIFICATE OF AMENDMENT OF CERTIFICATE

OF INCORPORATION OF TRUE NATURE HOLDING, INC.

True Nature Holding, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.     This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on

January 18, 2012, as amended (the “Certificate of Incorporation”).

2.     Section 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

The name of this corporation is Mitesco, Inc.

3.     The effective date of this Certificate of Amendment shall be April 22, 2020.

4.     This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. This Certificate of Amendment was adopted by the Board of Directors unanimously pursuant to Board of Directors meeting held on February 3, 2020.

5.     All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Julie R. Smith, its President and Chief Operating Officer, this 21st day of April, 2020.

By: /s/ Julie R. Smith

Julie R. Smith

President and Chief Operating Officer

Mitesco, Inc., formerly known as. True Nature Holding, Inc.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

10% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

Pursuant to Section 151 of the

Delaware General Corporation Law

Mitesco, Inc., a Delaware corporation (the “Corporation''), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors'') pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

WHEREAS, that the Certificate of Incorporation, as amended (the “Certificate of Incorporation''), provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $.01 par value per share (the “Preferred Stock''), issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series; and

WHEREAS, pursuant to this authority, the Board of Directors previously fixed the rights, preferences, restrictions, and other matters relating to the Corporation's 10% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”), consisting of 500,000 shares as evidence by the Certificate of Designations, Preferences and Rights filed with the Secretary of State of the State of Delaware on March 13, 2020 (the Existing Certificate).

WHEREAS, no Series A Preferred Stock has been issued as of this date.

WHEREAS in anticipation of additional offerings of the Series A Preferred Stock, the Board of Directors has authorized an increase in the number of shares of Series A Preferred Stock from 500,000 shares to 2,000,000 shares.

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby authorizes the amendment and restatement of the Existing Certificate so that it reads in its entirety as follows:

1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as “10% Series A Cumulative Redeemable Perpetual Preferred Stock” and the number of shares constituting such series shall be 2,000,000 shares.

2. No Maturitv. Sinking Fund, Mandatory Redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.

3. Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation's Common Stock, par value $0.001 per share (“Common Stock''), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) our existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

4. Dividends.

(a)    Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends, The Company reserves the right to pay dividends at $2.50 per share, in either cash or through the issuance of restricted common stock, whose average closing price per share over the five (5) trading days prior to the date of the authorization for payment shall determine price used in computing the number of shares to be issued in consideration of the dividend payment, cumulative cash, or restricted common stock based, dividends at the rate of 10% on $25.00 per share of the Series A Preferred Stock per annum (equivalent to $2.50 per annum per share). The authorization date shall be the last business day prior to the end of each month. Commencing on the date of issuance of Series A Preferred Stock (as applicable, the “Issue Date”), dividends shall accrue on the Series A Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable monthly in arrears on the 15th day of each month (each, a “Dividend Payment Date'') to the holders of record of the Series A Preferred Stock as they appear on the stock records of the Corporation at the close of business on the last day of the preceding month, whether or not a Business Day (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including such Dividend Payment Date.

(b)    No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c)    Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

(d)    Except as provided in Section 4(e), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of restricted Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

(e)    When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(f)    “Business Day” shall mean any day, other than a Saturday or Sunday, which is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close.

5.          Liquidation Preference.

(a)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of Twenty-Five Dollars ($25.00) per share in cash plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

(b)    In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)    Holders of Series A Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 15 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust, or entity or of any other entity with or into the Corporation, or the sale, lease, transfer, or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a)    The Series A Preferred Stock is not redeemable by the Company prior to June 30, 2023, except as described in this Section 6.

(b)    Optional Redemption Right. On and after June 30, 2023 the Corporation may, at its option, upon not less than 30 nor more than 60 days 'written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(b), it may use any available cash, or it's restricted common stock to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

(c)    Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 45 days 'written notice, redeem the Series A Preferred Stock, in whole or in part, within sixty (60) after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If the Corporation elects to redeem any shares of Series A Preferred Stock as described in this Section 6(c), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

(d)    A “Change of Control” is deemed to occur when, after April 27, 2020, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i), [neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the •NYSE”), the NYSE MKT LLC (the “NYSE MKT”) or the Nasdaq Stock Market (“NASDAQ”), OTC Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT, Nasdaq or OTC Market.

(e)    In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder's address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. if less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(f)    Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

(g)    If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(h)    If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(i)    If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

G) In connection with any redemption of Series A Preferred Stock, the Corporation shall pay, in cash or through the issuance of its restricted common stock, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6G), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

(k)    Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(1)    Subject to applicable law, the Corporation may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

7.    No Conversion Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

8.    Voting Rights.

(a)    Holders of the Series A Preferred Stock will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote, except that when shares of any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

(b)    So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Incorporation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized Preferred Stock, including the Series A Preferred Stock, orthe creation or issuance of any additional Series A Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c)    Notwithstanding Section 8(b)(ii) above, if any Event set forth in Section 8(b)(ii) above materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 8(b)(ii).

(d)    The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.

(e)    Except as expressly stated in this Section 8 or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9.    Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

10.    No Preemptive Rights. No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11.    Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed in its name and on its behalf on this 27th day of April,2020

MITESCO, INC.

By: /s/ Lawrence Diamond

Lawrence Diamond, Chief Executive Officer

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION OF

MITESCO, INC.

MITESCO, INC., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Mitesco, Inc., a Delaware corporation.

SECOND: The date of filing of the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was January 18, 2012, as amended.

THIRD: The Corporation on December 19, 2015, approved an amendment to its Certificate of Incorporation (“2015 Action”) to increase its authorized common stock to 500,000,000 shares and its authorized preferred stock to 100,000,000 shares, as disclosed in the Corporation’s report on Form 8-K and Schedule 14C filed with the Securities and Exchange Commission on January 6, 2016 and December 28, 2015, and its audited financial statements included in each annual report on Form 10-K since such period.

FOURTH: This Certificate of Amendment filed with the Secretary of State of Delaware on December 31, 2015, (the “2015 Certificate”) in connection with the 2015 Action contained a scrivener’s error which misstated that the Corporation approved an amendment to its Certificate of Incorporation to increase its authorized capital to 500,000,000 shares of common stock and 10,000,000 shares of preferred stock.

FIFTH: This Certificate of Amendment amends and replaces the 2015 Certificate in its entirety.

SIXTH: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions providing that it was advisable and in the best interests of the Corporation that the following be amended:

Section Eight of the Corporation’s Certificate of Incorporation, as amended, is hereby amended, and restated in its entirety to read as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 600,000,000 shares, each with a par value of $0.01 per share, of which 500,000,000 shares shall be Common Stock and 100,000,000 shares shall be Preferred Stock.

The Preferred Stock authorized may be issued from time to time in one or more series, and by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereon including but, not limited to, the determination of dividend, voting, liquidation, redemption and conversion rights, preferences and limitations and any other preferences and relative, participating, optional other special rights. The Board is also authorized to increase or decrease the number of shares of any series before or after the issue of that series, but not above the total number of authorized and unissued shares of the series or below the number of shares of such series then outstanding.”

SEVENTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 228 of the DGCL as stated herein.

IN WITNESS WHEREOF, Mitesco, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 5th day of November 2020.

MITESCO, INC.

/s/ Lawrence Diamond	/s/ Lawrence Diamond	11/5/2020
Chief Executive Officer	By:
Lawrence Diamond, Chief Executive Officer

11/5/2020

MITESCO, INC.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF ITS SERIES “B” 12%CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

Mitesco, Inc., a Delaware corporation (the “Corporation''), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board of Directors”) pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

WHEREAS, that the Certificate of Incorporation, as amended (the “Certificate of Incorporation''), provides for a class of the Corporation's authorized stock known as preferred stock, consisting of 100,000,000 shares, $.01 par value per share (the “Preferred Stock''), issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series;

WHEREAS, pursuant to this authority, the Board of Directors hereby creates the designation, rights and preferences of the Corporation's Series B Cumulative Redeemable Perpetual Preferred Stock as set forth herein (the ''Designation”).

WHERESAS, the Corporation now amends the Original Designation as set forth herein.

NOW THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby authorizes the amendment and restatement of the Original Designation in its entirety as follows:

1.    Designation and Amount. The Corporation hereby designates 3,000,000 shares of the Preferred Stock as “12% Series B Preferred Stock” (the “Series B Preferred Stock'').

2.    No Maturity, Sinking Fund. Mandatory Redemption. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series B Preferred Stock will remain outstanding indefinitely unless the Corporation elects to redeem or otherwise repurchase the Series B Preferred Stock. The Corporation is not required to set aside funds to redeem the Series B Preferred Stock.

3.    Ranking. The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation's Common Stock, par value $0.001 per share (“Common Stock”'), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) the Corporation's existing subsidiaries of the Corporation. The term “equity securities” shall not include convertible debt securities.

4 Dividends.

(a)    Holders of shares of the Series B Preferred Stock are entitled to receive dividends, when, as and if declared by the Board of Directors, out of funds of the Corporation legally available for the payment of dividends. The Corporation may elect to pay dividends at the rate of 12% per share or $3.00 annually per share for the Series B

Preferred Stock. Commencing on the date of issuance of Series B Preferred Stock (as applicable, the “Issue Date''), dividends shall accrue on the Series B Preferred Stock daily and shall be cumulative from, and including, the applicable Issue Date, and shall be payable monthly in arrears on the 15th day of each month (each, a “Dividend Payment Date”) to the holders of record of the Series B Preferred Stock as they appear on the stock records of the Corporation at the close of business on the last day of the preceding month, whether or not a Business Day (each, a “Dividend Record Date”); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated to the holders of the Series B Preferred Stock. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including such Dividend Payment Date.

(b)    No dividends on shares of Series B Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c)    Notwithstanding anything to the contrary contained herein, dividends on the Series B Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a) hereof. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series B Preferred Stock.

(d)    Except as provided in Section 4(e), unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of restricted Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series B Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series B Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series B Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series B Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

(e)    When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

(f)    “Business Day” shall mean any day, other than a Saturday or Sunday, which is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close.

5. Liquidation Preference.

(a)    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of twenty-five dollars ($25.00) per share in cash plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series B Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series B Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

(b)    In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)    Holders of Series B Preferred Stock will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than 15 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust, or entity or of any other entity with or into the Corporation, or the sale, lease, transfer, or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a)    Redemption Period. The Series B Preferred Stock is redeemable at the option of the Corporation at any time on or after December 31, 2022, except as described in this Section 6.

(b)    Optional Redemption Right. On and after December 31, 2022, the Corporation may, at its option, upon not less than 30 nor more than 60 days' written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If the Corporation elects to redeem any shares of Series B Preferred Stock as described in this Section 6(b), it may use any available cash, or it's restricted common stock to pay the redemption price, and it will not be required to pay the redemption price out of the proceeds from the issuance of other equity securities or any other specific source.

(c)    Special Optional Redemption Right. Notwithstanding anything to the contrary contained in Section 6(a), upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than 30 nor more than 45 days 'written notice, redeem the Series B Preferred Stock, in whole or in part, within sixty (60) after the first date on which such Change of Control occurred, for cash at a redemption price of Twenty-Five Dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon to, but not including the redemption date. If the Corporation elects to redeem any shares of Series B Preferred Stock as described in this Section 6(c), it may use any available cash to pay the redemption price, and it will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

(d)    A “Change of Control” is deemed to occur when, after December 31, 2020, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” wider Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in clause (i).

(e)    In the event the Corporation elects to redeem Series B Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series B Preferred Stock called for redemption at such holder's address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(f)    Holders of Series B Preferred Stock to be redeemed shall surrender the Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and wipaid dividends payable upon the redemption following the surrender.

(g)    If notice of redemption of any shares of Series B Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(h)    If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(i)    If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

G) In connection with any redemption of Series B Preferred Stock, the Corporation shall pay, in cash or through the issuance of its restricted common stock, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend

Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether in arrears, on shares of the Series B Preferred Stock to be redeemed.

(k)    Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series B Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

(l)    Subject to applicable law, the Corporation may purchase shares of Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series B Preferred Stock that the Corporation acquires may be retired and re-classified as authorized but unissued shares of Preferred Stock, without designation as to class or series, and may thereafter be reissued as any class or series of Preferred Stock.

7.    No Conversion Rights. The shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

8. Voting Rights.

(a)    Holders of the Series B Preferred Stock will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which holders of Series B Preferred Stock are entitled to vote, each one (1) share of Series B Preferred Stock will be entitled to one (1) vote, except that when shares of any other class or series of Preferred Stock the Corporation may issue have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one (1) vote for each $25.00 of liquidation preference (excluding accumulated dividends).

(b)    So long as any shares of Series B Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Incorporation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series B Preferred Stock of any right, preference, privilege or voting power of the Series B Preferred Stock (each, an “Event''). An increase in the amount of the authorized Preferred Stock, including the Series B Preferred Stock, or the creation or issuance of any additional Series B Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c)    Notwithstanding Section 8(b)(ii) above, if any Event set forth in Section 8(b)(ii) above materially and adversely affects any right, preference, privilege or voting power of the Series B Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred

Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 8(b)(ii).

(d)    The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series B Preferred Stock would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.

(e)    Except as expressly stated in this Section 8 or as may be required by applicable law, the Series B Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9.    Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, the Corporation will use its best efforts to transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

10.    No Preemptive Rights. No holders of the Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11.    Record Holders. The Corporation and the transfer agent for the Series B Preferred Stock may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed in its name and on its behalf on this 10th day of November 2020.

MITESCO, INC.

By: /s/ Lawrence Diamond

Lawrence Diamond, Chief Executive Officer

11/10/2020

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE

SERIES C CONVERTIBLE PREFERRED STOCK OF

MITESCO, INC.

The undersigned, Lawrence Diamond, the Chief Executive Officer of Mitesco, Inc. (the “Corporation”), a Delaware corporation, hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors on March 20, 2021, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Three Million (3,000,000) shares of preferred stock designated as “Series C Convertible Preferred Stock”.

RESOLVED, that the Board of Directors designates the Series C Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges, and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES C CONVERTIBLE PREFERRED STOCK

1.    Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)     ”1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)     ”Additional Amount” means, as of the applicable date of determination, with respect to each share of Series C, all dividends, whether declared or not, on such share of Series C.

(c)     ”Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)     ” Authorized Failure Shares” shall have the meaning given to it in Section 12 hereto.

(e)     ”Authorized Share Allocation” shall have the meaning given to it in Section 12 hereto.

(f)     ”Authorized Share Failure” shall have the meaning given to it in Section 12 hereto.

(g)     ”Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(h)     ”Buy-In Price” shall have the meaning given to it in Section 5 hereto.

(i)     ”Certificate of Designations” means this Certificate Of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of the Corporation.

(j)     ”Closing Sale Price” means, for any security as of any date, (i) the last closing price for such security on the Principal Market, as reported by Bloomberg, or (2) if the foregoing does not apply, the lowest reported sale price for such date on the Principal Market, or (3) fair market value as determined by the Board of Directors of the Corporation.

(k)     ”Common Stock” means (i) the Corporation’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(l)     ”Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(m)     ”Conversion Amount” shall have the meaning given to it in Section 5 hereto.

(n)     ”Conversion Date” shall have the meaning given to it in Section 5 hereto.

(o)     ”Conversion Failure” shall have the meaning given to it in Section 5 hereto.

(p)     ”Conversion Notice” shall have the meaning given to it in Section 5 hereto.

(q)     ”Conversion Price” shall have the meaning given to it in Section 5 hereto.

(r)     ”Conversion Rate” shall have the meaning given to it in Section 5 hereto.

(s)     ”Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(t)     ”Corporate Event” shall have the meaning given to it in Section 7 hereto.

(u)     ”Corporation” shall have the meaning given to it in the preamble hereto.

(v)     ”Dispute Submission Deadline” shall have the meaning given to it in Section 22 hereto.

(w)     ”Distributions” shall have the meaning given to it in Section 14 hereto.

(x)     ”DGCL” means Delaware General Corporation Law.

(y)     ”DTC” shall have the meaning given to it in Section 5 hereto.

(z)     ”Excess Shares” shall have the meaning given to it in Section 5 hereto.

(aa)     ”Fundamental Transaction” shall have the meaning given to it in Section 7.

(bb)     ”Holder” or “Holders” means a holder of Series C.

(cc)     ”Initial Issuance Date” means the date the first share of Series C is issued to any Holder hereof.

(dd)     ”Junior Stock” shall have the meaning given to it in Section 3 hereto.

(ee)     ”Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(ff)     ”Liquidation Funds” shall have the meaning given to it in Section 13 hereto.

(gg)     ”Maximum Percentage” shall have the meaning given to it in Section 5 hereto.

(hh)     ”Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ii)     ”Parity Stock” shall have the meaning given to it in Section 3 hereto.

(jj)     ”Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(kk)     ”Principal Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(ll)      “Purchase Rights” shall have the meaning given to it in Section 7 hereto.

(mm)  “Register” shall have the meaning given to it in Section 5 hereto.

(nn)     ”Registered Series C” shall have the meaning given to it in Section 5 hereto.

(oo)     ”Reported Outstanding Share Number” shall have the meaning given to it in Section 5 hereto.

(pp)     ”Required Dispute Documentation” shall have the meaning given to it in Section 22 hereto.

(qq)     ”Required Reserve Amount” shall have the meaning given to it in Section 12 hereto.

(rr)     ”SEC” means the Securities and Exchange Commission or the successor thereto.

(ss)     ”Securities Purchase Agreements” means those certain Securities Purchase Agreements by and among the Corporation and the holders of Series C, effective as of the Initial Issuance Date, as may be amended from time in accordance with the terms thereof.

(tt)     ”Senior Preferred Stock” shall have the meaning given to it in Section 3 hereto.

(uu)     ”Series C” shall have the meaning given to it in Section 2 hereto.

(vv)     ”Series C Certificates” shall have the meaning given to it in Section 5 hereto.

(ww)     ”Share Delivery Deadline” shall have the meaning given to it in Section 5 hereto.

(xx)     ”Stated Value” shall mean $1.05 per share of Series C, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions, or other similar events occurring after the Initial Issuance Date with respect to the Series C (including any adjustment for a Triggering Event).

(yy)     ”Subsidiary” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(zz)     ”Trading Day” means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(aaa)     ”Transaction Documents” means the Securities Purchase Agreements, this Certificate of Designations, the Warrants and each of the other agreements and instruments entered into or delivered by the Corporation in connection with the transactions contemplated by the Securities Purchase Agreements, all as may be amended from time to time in accordance with the terms thereof.

(bbb)     ”Transfer Agent” means TranShare Securities Transfer and Registrar.

(ccc)     ”Triggering Event” shall have the meaning given to it in Section 6 hereto.

(ddd)     ”Triggering Event Conversion Price” shall have the meaning given to it in Section 6 hereto.

2.    Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series C Convertible Preferred Stock” (the “Series C”). The authorized number of Series C shall be Three Million (3,000,000) shares. Each share of Series C shall have a par value of $0.01.

3.    Ranking. Until such time as the Holders of at least a majority of the outstanding Series C (the “Majority”), expressly consent to the creation of a series of capital stock in parity with the Series C (“Parity Stock”) or Senior Preferred Stock (each as defined below) in accordance with Section 15, the Series C shall rank senior with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation and all other shares of capital stock of the Corporation, including all other outstanding shares of preferred stock as of the filing date of this Certificate of Designation, except for the Corporation’s Series X Cumulative Redeemable Perpetual Preferred Stock, which shall rank pari passu with the Series C with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation, shall be junior in rank to all Series C with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such Junior Stock shall be subject to the rights, powers, preferences, and privileges of the Series C. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Majority, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series C in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), or (ii) Parity Stock. Except as provided for herein, in the event of the merger or consolidation of the Corporation into another corporation, the Series C shall maintain their relative rights, powers, designations, privileges and preferences provided for herein for a period of at least two years following such merger or consolidation.

4.    Redemption/Dividends/Conversion.

(a)    Redemption at Option of the Corporation. Upon receipt of a Conversion Notice, the Corporation shall have the right (but not the obligation) to redeem all or part Series C (which the applicable Series C Holder is seeking to convert) at a price per share equal to the product of 125% of the (1) Stated Value plus (2) the Additional Amount (“Corporation Redemption Price”). In the event the Corporation decides to exercise the redemption right, within one Trading Day, the Corporation shall deliver written notice to the applicable Holder of Series C that the Series C will be redeemed (the “Corporation Redemption Notice”) on the date that is three trading days following the date of the Corporation Redemption Notice (such date, the “Corporation Redemption Date”). On the Corporation Redemption Date, the Corporation shall redeem the shares specified in such request by paying in cash therefor a sum per share equal to the Corporation Redemption Price. In no event shall a Corporation Redemption Notice be given if the Corporation may not lawfully redeem its capital stock. On or before the Corporation Redemption Date, the Corporation Redemption Price for such shares shall be paid by wire transfer of immediately available funds to an account designated in writing by the applicable Holder.

(b)    Accrual and Payment of Dividends. From the Initial Issuance Date, cumulative dividends on each share of Series C shall accrue, on a quarterly basis in arrears (with any partial quarter being made on a pro-rata basis), at the rate of 6% per annum on the Stated Value, plus the Additional Amount thereon. Dividends shall be paid within 15 days after the end of each fiscal quarter (“Dividend Payment Date”).

(c)    Participating Dividends. Each Holder of Series C shall be entitled to receive dividends or distributions on each share of Series C on an “as converted” into Common Stock basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board of Directors.

5.    Conversion. At any time after the Initial Issuance Date, each share of Series C shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 5.

(a)    Holder’s Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Series C held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(c) at the Conversion Rate. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in its sole discretion, round such fraction of a share of Common Stock up to the nearest whole share or pay to the Holder a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such conversion shares upon conversion in a name other than that of the Holder of such shares of Series C and the Corporation shall not be required to issue or deliver such conversion shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(b)    Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share of Series C pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such share of Series C by (y) the Conversion Price (the “Conversion Rate”);

(i)     ”Conversion Amount” means, with respect to each share of Series C, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon.

(ii)    ”Conversion Price” means, with respect to each share of Series C, as of any Conversion Date or other date of determination, $0.25.

(c)    Mechanics of Conversion. The conversion of each share of Series C shall be conducted in the following manner:

(i)    (1) Optional Conversion. To convert a share of Series C into shares of Common Stock on any date after the Initial Issuance Date (a “Conversion Date”), a Holder shall deliver, via electronic mail or otherwise, for receipt on or prior to 11:59 p.m., Eastern time, on such date, a copy of an executed notice of conversion of the share(s) of Series C subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. If required by Section 5(c)(iii), within three Trading Days following a conversion of any such Series C as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series C (the “Series C Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Series C in the case of its loss, theft or destruction as contemplated by Section 16). On or before the first Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Corporation’s Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second Trading Day following the date of receipt of a Conversion

Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule, or regulation, including the rules of the Principal Market or other customary applicable policy for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series C represented by the Series C Certificate(s) submitted for conversion pursuant to Section 5(c)(i) is greater than the number of Series C being converted, then the Corporation shall, as soon as practicable and in no event later than two Trading Days after receipt of the Series C Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series C Certificate (in accordance with Section 16(d)) representing the number of Series C not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series C shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(2)         Automatic Conversion. Upon (i) the request of the Corporation’s underwriters that the Series C convert to shares of Common Stock or (ii) a listing of the Corporation’s Common Stock on a national securities exchange, the Series C shall automatically convert into shares of Common Stock at the Conversion Price without any further action on the part of the Corporation or the Holder and the Holders shall have no further rights as a Holder. The effective date of the conversion shall be the date requested by the underwriters or first trading date of the shares of Common Stock on a national securities exchange, as applicable.

(ii)    Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline and during such Conversion Failure an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) the closing price of the Common Stock on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series C that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation’s share register or, if the Transfer Agent is participating in the DTC Fast

Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s exercise hereunder or pursuant to the Corporation’s obligation pursuant to clause (II) below and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so is entitled to receive from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within two)Trading Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock to which such Holder is entitled multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(iii)    Registration; Book-Entry. The Corporation shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each share of Series C and the Stated Value of the Series C (the “Registered Series C”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series C shall treat each Person whose name is recorded in the Register as the owner of a share of Series C for all purposes (including the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A registered share of Series C may be assigned, transferred, or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Series C by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new shares of Series C in the same aggregate Stated Value as the Stated Value of the surrendered Series C to the designated assignee or transferee pursuant to Section 17, provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Series C shares within two Trading Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section, following conversion of any Series C in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series C to the Corporation unless (A) the full or remaining number of Series C shares represented by the applicable Series C Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 5(c)(iii)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series C upon physical surrender of the applicable Series C Certificate. Each Holder and the Corporation shall maintain records showing the

Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a Series C Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two Trading Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series C to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series C, the number of Series C represented by such certificate may be less than the number of Series C stated on the face thereof. Each Series C Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE. THE NUMBER OF SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF

(iv)    Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series C submitted for conversion, the Corporation shall convert from each Holder electing to have Series C converted on such date a pro rata amount of such Holder’s Series C submitted for conversion on such date based on the number of Series C submitted for conversion on such date by such Holder relative to the aggregate number of Series C submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series C, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d)    Limitation on Beneficial Ownership. The Corporation shall not affect the conversion of any of the Series C held by a Holder, and such Holder shall not have the right to convert any of the Series C held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder (together with such Holder’s Affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be increased to a maximum of 9.99% by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder shall include the number of shares of Common Stock held by such Holder plus the number of shares of Common Stock issuable upon conversion of the Series C with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted

Series C beneficially owned by such Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any Convertible Securities and Options) beneficially owned by such Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(d). For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules thereunder. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Series C without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). Notwithstanding the preceding, the Holder may rely on the Transfer Agent’s records if the Reported Outstanding Share Number is different than what the Corporation reports. If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5(d), to exceed the Maximum Percentage, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one Trading Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Series C, by such Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Series C results in such Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Series C pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The provisions of this Section 5(d) shall be of no further force or effect if the Holder participates in a subsequent transaction with the Corporation which results in the Holder beneficially owning in excess of 4.99% of the number of shares of the Common Stock outstanding which shall include securities convertible into Common Stock which do not contain a beneficial ownership limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this Section 5(d) and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. The limitations contained in this Section 5(d) shall apply to a successor holder of Series C.

(e)    Triggering Event Conversion. Subject to Section 5(d), at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event, a Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Corporation to convert all, or any number of Series C into shares of Common Stock at the Triggering Event Conversion Price. “Triggering Event Conversion Price” means, the lesser of (i) the Conversion Price, and (ii) 75% of the average VWAP for the five Trading Days prior to date of the Conversion Notice.

6.    Triggering Events.

(a)    Triggering Event. Each of the following events shall constitute a “Triggering Event”:

(i)    the Corporation does not meet the current public information requirements under Rule 144 in respect of the shares of Common Stock issuable upon conversion of the Series C;

(ii)    the Corporation ceases to be subject to the periodic reporting provisions of the 1934 Act;

(iii)    the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a Principal Market for a period of 10 consecutive Trading Days;

(iv)    the Corporation’s written notice to any holder of Series C, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series C into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(d) hereof;

(v)    at any time following the 10th consecutive day that a Holder’s Authorized Share Allocation is less than 200% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full of all of the Series C then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations);

(vi)    the Corporation’s failure to pay to any Holder any dividend on a Dividend Payment Date or any other amount when and as due under this Certificate of Designation, or any other Transaction Document, except, in the case of a failure to pay dividends on the Dividend Payment Date, only if such failure remains uncured for a period of at least 10 consecutive Trading Days;

(vii)    the Corporation either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within two Trading Days after the applicable Conversion Date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series C or as and when required by this Certificate of Designations unless otherwise then prohibited by applicable federal securities laws, and any such failure to remove the legend remains uncured for at least five consecutive Trading Days;

(viii)    bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary which shall not be dismissed within 60 days of their initiation;

(ix)    the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x)    the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(xi)    a final judgment or judgments for the payment of money in excess of $100,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within 10 days after the entry thereof, bonded, discharged, settled, or stayed pending appeal, or are not discharged within thirty 30 days after the expiration of such stay;

(xii)    other than as specifically set forth in another clause of Section 6(a), the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days;

(xiii)    failing to comply in any material respect with the reporting requirements of the 1934 Act (including, but not limited to, becoming delinquent in its filings);

(xiv)    providing material non-public information to a Holder of Series C without their prior written consent;

(xv)    any change in the Corporation’s Transfer Agent; or

(xvi)    a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred.

(b)    Notice of a Triggering Event. Upon the occurrence of a Triggering Event, the Corporation shall within three Trading Days deliver written notice thereof via facsimile, electronic mail, or overnight courier (with next day delivery specified) to each Holder.

7.    Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)    Purchase Rights. In addition to any adjustments pursuant to Section 8 and 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C (without taking into account any limitations or restrictions on the convertibility of the Series C) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(b)    Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series C held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series C contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series C held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder.

The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series C contained in this Certificate of Designations. “Fundamental Transaction” means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (if the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock other than a stock split.

8.    Price Protection. Except for any Exempt Issuance (as hereinafter defined), in the event the Corporation issues or sells any securities including Options or Convertible Securities (or amends any outstanding securities of the Company), at an effective price of, or with an exercise or conversion price of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold. “Exempt Issuance” shall mean any sale or issuance by the Corporation of its Common Stock or securities convertible into, exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof); (ii) the Corporations issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital; (iii) the Corporation’s issuance of Common stock, restricted stock units or the issuances or grants of Options to purchase Common Stock to employees, officers or directors, under an equity incentive plan adopted by a majority of the non-employee members of the Board of Directors of the Corporation (limited to 28,498,275 shares which is 15% of currently outstanding Common Stock); (iv) securities issued upon the exercise or exchange of or conversion of any Convertible Securities or other securities issued and outstanding on the date of the issuance of Series C to securities holders of the Corporation in exchange for other securities existing as of the date this Certificate of Designations is filed with the Delaware Secretary of State and securities issued upon exercise or conversion of the Series C or warrants issued with the Series C; (v) the conversion or exercise of any Company securities which are outstanding (and have not been amended after) on the date of this Certificate of Designation; or (vi) the issuance of securities by the Corporation in a public offering. In case any shares of Common Stock, Convertible Securities or Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, each share of Common Stock underlying any such Convertible Securities or Options shall be deemed to be one additional share of Common Stock for the purposes of determining the effective price of the non-Exempt Issuance.

9.    Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization, or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time on or after the Initial Issuance Date combines (by any reverse split, recapitalization, or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

10.    Participation in Future Financing.

(a)    Until the 15 month anniversary of the issuance of the Series C to the Holder, upon any issuance by the Corporation of Common Stock or Common Stock Equivalents for cash consideration or a combination of units hereof in a transaction exempt from registration under the Securities Act (a “Subsequent Financing”), the Holders of the outstanding Series C shall have the right to participate in an amount equal to an aggregate of 30% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least twenty four hours prior to the expected announcement or closing of the Subsequent Financing (whichever is first), the Corporation shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected (such additional notice, a “Subsequent Financing Notice”). If the Holder desires to participate in such Subsequent Financing it must provide written notice to the Company within twelve hours of the time the Subsequent Financing Notice is delivered to such Holder (the “Notice Termination Time”) that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder’s participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice, holds a number of shares of Common Stock acquired pursuant to this Agreement equal to or greater than the number proposed to be purchased in the Subsequent Financing, and will not as a result of such purchase beneficially own more than 9.99% of shares of Common Stock, either individually or as part of a Group as defined in Section 13(d) of the Exchange Act. If the Company receives no such notice from a Holder as of such Notice Termination Time, such Holder shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(b)    If by the Notice Termination time, the Corporation receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the amount of Series C issued on the Initial Issuance Date to the Holder participating under this Section 10 and (y) the sum of the aggregate amount of Series C issued on the Initial Issuance Date to all Holders participating under this Section 10.

(c)    The Corporation must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 9, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(d)    The Corporation and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the securities held by it or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(e)    Notwithstanding anything to the contrary in this Section 9 and unless otherwise agreed to by such Holder, the Corporation shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the 10th Business Day following delivery of the Subsequent Financing Notice. If by such 10th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Corporation or any of its Subsidiaries.

(f)    Notwithstanding the foregoing, this Section 10 shall not apply in respect of an Exempt Issuance or a public offering.

11.    Non-circumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series C above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series C and (c) shall, so long as any Series C are outstanding, and upon the filing of an amendment to the Corporation’s Certificate of Incorporation to increase the number of shares of the Corporation’s Common Stock that the Corporation is authorized to issue with the Secretary of State of the State of Delaware, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series C, two (2) times the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series C then outstanding (without regard to any limitations on conversion contained herein).

12.    Authorized Shares.

(a)    Reservation. So long as any Series C remain outstanding, the Corporation shall at all times reserve at least two times the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series C then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series C held by each Holder (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Series C, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. If the Required Reserve Amount is not met at such time, any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series C shall be allocated to the remaining Holders of Series C, pro rata based on the number of the Series C then held by the Holders.

(b)    Insufficient Authorized Shares. If, notwithstanding Section 12(a) and not in limitation thereof, while any of the Series C remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series C at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series C then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 120 days after the occurrence of such Authorized Share Failure, the Corporation shall use its best efforts to hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act. Except as provided in the first sentence of Section 12(a), in the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the average of the Closing Sale Price of the Common Stock based upon the five Trading Days during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance under this Section 12(b). Nothing contained in this Section shall limit any obligations of the Corporation under any provision of the Transaction Documents.

13.    Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series C equal to the greater of (A) the Conversion Amount thereof on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series C into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series C and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 13. All the preferential amounts to be paid to the Holders under this Section 13 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 13 applies.

14.    Distribution of Assets. In addition to any adjustments pursuant to Section 8 and 9, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Series C, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C (without taking into account any limitations or restrictions on the conversion of the Series C) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 13 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

15.    Vote.

(a)    To Change the Terms of or Issue Series C. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law, without first obtaining the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of a Majority, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series C, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series C; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series C with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Series C; (e) issue any Series C other than as provided in Section 2; or (f) without limiting any provision of Section 8 and 9, whether or not prohibited by the terms of the Series C, circumvent a right of the Series C.

(b)    With Shareholders As Converted. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of the stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C held by such Holder are convertible as of the record date for determining stockholders entitled to vote on (or consent to) such matter. Except as provided by law, the Certificate of Incorporation or this Certificate of Designation, the Holders of Series C shall vote together with the holders of the Corporation’s Common Stock as a single class and on an as-converted to Common Stock basis. The voting rights of each Holder shall be subject to the Beneficial Ownership Limitation contained in Section 5(d).

16.    Transfer of Series C. A Holder may transfer some or all of its Series C without the consent of the Corporation subject to compliance with securities laws.

17.    Reissuance of Preferred Certificates.

(a)    Transfer. If any Series C are to be transferred, the applicable Holder shall surrender the applicable Series C Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series C Certificate (in accordance with Section 17(d)), registered as such Holder may request, representing the outstanding number of Series C being transferred by such Holder and, if less than the entire outstanding number of Series C is being transferred, a new Series C Certificate (in accordance with Section 17(d)) to such Holder representing the outstanding number of Series C not being transferred. Such Holder and any assignee, by acceptance of the Series C Certificate, acknowledge and agree that, by reason of the provisions of Section 5(c)(i) following conversion of any of the Series C, the outstanding number of Series C represented by the Series C may be less than the number of Series C stated on the face of the Series C Certificate.

(b)    Lost, Stolen or Mutilated Series C Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Series C Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form without the requirement to post a bond or other security and, in the case of mutilation, upon surrender and cancellation of such Series C Certificate, the Corporation shall execute and deliver to such Holder a new Series C Certificate (in accordance with Section 17(d)) representing the applicable outstanding number of Series C.

(c)    Series C Certificate Exchangeable for Different Denominations. Each Series C Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Series C Certificate or Series C Certificate(s) (in accordance with Section 17(d)) representing in the aggregate the outstanding number of the Series C in the original Series C Certificate, and each such new certificate will represent such portion of such outstanding number of Series C from the original Series C Certificate as is designated by such Holder at the time of such surrender.

(d)    Issuance of New Series C Certificate. Whenever the Corporation is required to issue a new Series C Certificate pursuant to the terms of this Certificate of Designations, such new Series C Certificate (i) shall represent, as indicated on the face of such Series C Certificate, the number of Series C remaining outstanding (or in the case of a new Series C Certificate being issued pursuant to Section 17(a) or Section 17(c), the number of Series C designated by such Holder which, when added to the number of Series C represented by the other new Series C Certificates issued in connection with such issuance, does not exceed the number of Series C remaining outstanding under the original Series C Certificate immediately prior to such issuance of new Series C Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series C Certificate, which is the same as the issuance date of the original Series C Certificate.

(e)    Book Entry. If the Corporation’s Transfer Agent issues the Series C in book entry format, all provisions of this Certificate of Designations as to delivery of Series C certificates shall be disregarded, and the Transfer Agent shall make entries in the stock transfer records in connection with conversions and transfers, as appropriate.

18.    Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Certificate of Designations.

19.    Attorneys’ Fees.

(a)    If (i) any shares of Series C are placed in the hands of an attorney to enforce the provisions of this Certificate of Designations or (ii) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors’ rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.

(b)    In addition to the obligations under Section 19(a), in connection with the removal of restrictive legends from shares of Series C, the Corporation shall pay the reasonable attorney’s fees of counsel to any Holder in any amount not to exceed $750 per opinion of counsel. Such payment(s) shall be made within one Trading Day after receipt of a Conversion Notice or other notice from a Holder.

20.    Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

21.    Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 19.

22.    Dispute Resolution.

(a)    In the case of a dispute relating to the Closing Sale Price, a Conversion Price or a fair market value or the arithmetic calculation of a Conversion Rate, (including a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Corporation, within two Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such Closing Sale Price, such Conversion Price or such fair market value, or the arithmetic calculation of such Conversion Rate, at any time after the second Trading Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b)    Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (Eastern time) by the fifth Trading Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c)    The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than 10 Trading Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

23.    Notices. The Corporation shall provide each Holder of Series C with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 8(e) of the Exchange Agreements or in accordance with any other instructions provided by the Holder to the Corporation. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason, therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 4 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder. All notices shall be by email or recognized overnight delivery service, next Trading Day delivery using the addresses of the Corporation as provided to the Holders and the addresses of any Holder as provided by such Holder to the Corporation. The Corporation and the Holders may change their addresses by notice by the Corporation to all Holders or any Holder to the Corporation.

24.    Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation’s obligations to such Holder, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 21. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designations or the transactions contemplated hereby.

25.    Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid, or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid, or unenforceable provision(s).

26.    Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended, or the provisions hereof waived with the written consent of the Corporation and the Holders of 50.1% of the outstanding shares of Series C at the time of the waiver. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series C Convertible Preferred Stock of Mitesco, Inc. to be signed by its Chief Executive Officer on this 22nd day of March, 2021.

MITESCO, INC.

By: /s/ Lawrence Diamond

Lawrence Diamond, Chief Executive Officer

EXHIBIT I

MITESCO, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of Mitesco, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $0._______ par value per share (the “Series C”), of Mitesco, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of common stock, $0.01 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Aggregate number of Series C to be converted:

Aggregate Stated Value of such Series C to be converted:

Aggregate accrued and unpaid dividends and accrued with respect to such Series C and such aggregate dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the applicable Series C are being converted to Holder, or for its benefit, as follows:

Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

Date: ,

Name of Registered Holder

By: Name: Title: Tax ID: _____________________ Facsimile: ___________________ E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Corporation and acknowledged and agreed to by ________________________.

MITESCO, INC.

By: Name: Title:

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

Mitesco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Mitesco, Inc.

2. That a Certificate of Designation of Powers, Preferences and Rights of Series C Convertible Preferred Stock was filed by the Secretary of State of Delaware on March 22, 2021 (the “Certificate”) and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracies or defects of said Certificate are a typographical error that refers to a request of the Corporation’s underwriters that the Series C convert to shares of Common Stock and a request of the underwriters in Section 2(c) of the Certificate of Designations.

4. Section 5(c)(i)(2) of the Corporation’s Certificate shall be amended by replacing Section 5(c)(i)(2) in its entirety as follows:

(2) Automatic Conversion.  Upon (i) the closing of an underwritten offering of at least $10 million of the Company’s securities or (ii) a listing of the Corporation’s Common Stock on a national securities exchange, the Series C shall automatically convert into shares of Common Stock at the Conversion Price without any further action on the part of the Corporation or the Holder and the Holders shall have no further rights as a Holder.  The effective date of the conversion shall be the date of the closing of the underwritten offering or first trading date of the shares of Common Stock on a national securities exchange, as applicable.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 23rd day of March, 2021.

MITESCO, INC.

By: /s/ Lawrence Diamond Name: Lawrence Diamond Title: Chief Executive Officer

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE

SERIES D CONVERTIBLE PREFERRED STOCK OF

MITESCO, INC.

The undersigned, Lawrence Diamond, the Chief Executive Officer of Mitesco, Inc. (the “Corporation”), a Delaware corporation, hereby does certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors on October 12 , 2021, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of Ten Million (10,000,000) shares of preferred stock designated as “Series D Convertible Preferred Stock.”

RESOLVED, that the Board of Directors designates the Series D Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges, and restrictions relating to such series in addition to any set forth in the Certificate of Incorporation as follows:

TERMS OF SERIES D CONVERTIBLE PREFERRED STOCK

1.    Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)         ”1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)         ”Additional Amount” means, as of the applicable date of determination, with respect to each share of Series D, all dividends, whether declared or not, on such share of Series D.

(c)         ”Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)         ”Authorized Failure Shares” shall have the meaning given to it in Section 12 hereto.

(e)         ”Authorized Share Allocation” shall have the meaning given to it in Section 12 hereto.

(f)         ”Authorized Share Failure” shall have the meaning given to it in Section 12 hereto.

(g)         ”Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(h)         ”Buy-In Price” shall have the meaning given to it in Section 5 hereto.

(i)          “Certificate of Designations” means this Certificate Of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Corporation.

(j)          “Closing Sale Price” means, for any security as of any date, (i) the last closing price for such security on the Principal Market, as reported by Bloomberg, or (2) if the foregoing does not apply, the lowest reported sale price for such date on the Principal Market, or (3) fair market value as determined by the Board of Directors of the Corporation.

(k)         ”Common Stock” means (i) the Corporation’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(l)          “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(m)        “Conversion Amount” shall have the meaning given to it in Section 5 hereto.

(n)         ”Conversion Date” shall have the meaning given to it in Section 5 hereto.

(o)         ”Conversion Failure” shall have the meaning given to it in Section 5 hereto.

(p)         ”Conversion Notice” shall have the meaning given to it in Section 5 hereto.

(q)         ”Conversion Price” shall have the meaning given to it in Section 5 hereto.

(r)         ”Conversion Rate” shall have the meaning given to it in Section 5 hereto.

(s)         ”Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(t)          “Corporate Event” shall have the meaning given to it in Section 7 hereto.

(u)         ”Corporation” shall have the meaning given to it in the preamble hereto.

(v)         ”Dispute Submission Deadline” shall have the meaning given to it in Section 22 hereto.

(w)        “Distributions” shall have the meaning given to it in Section 14 hereto.

(x)         ”DGCL” means Delaware General Corporation Law.

(y)         ”DTC” shall have the meaning given to it in Section 5 hereto.

(z)         ”Excess Shares” shall have the meaning given to it in Section 5 hereto.

(aa)       ”Fundamental Transaction” shall have the meaning given to it in Section 7.

(bb)       ”Holder” or “Holders” means a holder of Series D.

(cc)       “Initial Issuance Date” means the date the first share of Series D is issued to any Holder hereof.

(dd)       ”Junior Stock” shall have the meaning given to it in Section 3 hereto.

(ee)        “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries, taken as a whole.

(ff)         ”Liquidation Funds” shall have the meaning given to it in Section 13 hereto.

(gg)       ”Maximum Percentage” shall have the meaning given to it in Section 5 hereto.

(hh)       ”Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ii)         ”Parity Stock” shall have the meaning given to it in Section 3 hereto.

(jj)         ”Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(kk)       ”Principal Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, OTCPink, OTCQB, or OTCQX and any successor markets thereto.

(ll)         ”Purchase Rights” shall have the meaning given to it in Section 7 hereto.

(mm)     ”Register” shall have the meaning given to it in Section 5 hereto.

(nn)       ”Registered Series D” shall have the meaning given to it in Section 5 hereto.

(oo)       ”Reported Outstanding Share Number” shall have the meaning given to it in Section 5 hereto.

(pp)       ”Required Dispute Documentation” shall have the meaning given to it in Section 22 hereto.

(qq)       ”Required Reserve Amount” shall have the meaning given to it in Section 12 hereto.

(rr)        “SEC” means the Securities and Exchange Commission or the successor thereto.

(ss)        ”Securities Purchase Agreements” means those certain Securities Purchase Agreements by and among the Corporation and the holders of Series D, effective as of the Initial Issuance Date, as may be amended from time in accordance with the terms thereof.

(tt)         ”Senior Preferred Stock” shall have the meaning given to it in Section 3 hereto.

(uu)       ”Series D” shall have the meaning given to it in Section 2 hereto.

(vv)       ”Series D Certificates” shall have the meaning given to it in Section 5 hereto.

(ww)     “Share Delivery Deadline” shall have the meaning given to it in Section 5 hereto.

(xx)       ”Stated Value” shall mean $1.05 per share of Series D, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions, or other similar events occurring after the Initial Issuance Date with respect to the Series D (including any adjustment for a Triggering Event).

(yy)       ”Subsidiary” when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person (through ownership of securities, by contract or otherwise) or (B) such Person or any subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company.

(zz)        ”Trading Day” means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(aaa)      ”Transaction Documents” means the Securities Purchase Agreements, this Certificate of Designations, the Warrants and each of the other agreements and instruments entered into or delivered by the Corporation in connection with the transactions contemplated by the Securities Purchase Agreements, all as may be amended from time to time in accordance with the terms thereof.

(bbb)     ”Transfer Agent” means TranShare Securities Transfer and Registrar.

(ccc)      ”Triggering Event” shall have the meaning given to it in Section 6 hereto.

(ddd)     ”Triggering Event Conversion Price” shall have the meaning given to it in Section 6 hereto.

2.    Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Corporation designated as “Series D Convertible Preferred Stock” (the “Series D”). The authorized number of Series D shall be Ten Million (10,000,000) shares. Each share of Series D shall have a par value of $0.01.

3.    Ranking. Until such time as the Holders of at least a majority of the outstanding Series D (the “Majority”), expressly consent to the creation of a series of capital stock in parity with the Series D (“Parity Stock”) or Senior Preferred Stock (each as defined below) in accordance with Section 15, the Series D shall rank senior with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation and all other shares of capital stock of the Corporation, including all other outstanding shares of preferred stock as of the filing date of this Certificate of Designation, except for the Corporation’s Series X Cumulative Redeemable Perpetual Preferred Stock and Series C Convertible Preferred Stock which shall rank pari passu with the Series D with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation, shall be junior in rank to all Series D with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (such junior stock is referred to herein collectively as “Junior Stock”). Notwithstanding the foregoing, in connection with the offering of Series D Preferred Stock, the Series C Convertible Preferred Stock will be exchanged for Series D Preferred Stock and, immediately following such exchange, no shares of Series C Preferred Stock shall remain outstanding. The rights of all such Junior Stock shall be subject to the rights, powers, preferences, and privileges of the Series D. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Majority, the Corporation shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Series D in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”), or (ii) Parity Stock. Except as provided for herein, in the event of the merger or consolidation of the Corporation into another corporation, the Series D shall maintain their relative rights, powers, designations, privileges and preferences provided for herein for a period of at least two years following such merger or consolidation.

4.    Redemption/Dividends/Conversion.

(a)    Redemption at Option of the Corporation. Upon receipt of a Conversion Notice, the Corporation shall have the right (but not the obligation) to redeem all or part Series D (which the applicable Series D Holder is seeking to convert) at a price per share equal to the product of 125% of the (1) Stated Value plus (2) the Additional Amount (“Corporation Redemption Price”). In the event the Corporation decides to exercise the redemption right, within one Trading Day, the Corporation shall deliver written notice to the applicable Holder of Series D that the Series D will be redeemed (the “Corporation Redemption Notice”) on the date that is three trading days following the date of the Corporation Redemption Notice (such date, the “Corporation Redemption Date”). On the Corporation Redemption Date, the Corporation shall redeem the shares specified in such request by paying in cash therefor a sum per share equal to the Corporation Redemption Price. In no event shall a Corporation Redemption Notice be given if the Corporation may not lawfully redeem its capital stock. On or before the Corporation Redemption Date, the Corporation Redemption Price for such shares shall be paid by wire transfer of immediately available funds to an account designated in writing by the applicable Holder.

(b)    Accrual and Payment of Dividends. From the Initial Issuance Date, cumulative dividends on each share of Series D shall accrue, on a quarterly basis in arrears (with any partial quarter being made on a pro-rata basis), at the rate of 6% per annum on the Stated Value, plus the Additional Amount thereon. Dividends shall be paid within 15 days after the end of each fiscal quarter (“Dividend Payment Date”).

(c)    Participating Dividends. Each Holder of Series D shall be entitled to receive dividends or distributions on each share of Series D on an “as converted” into Common Stock basis as provided in Section 4 hereof when and if dividends are declared on the Common Stock by the Board of Directors.

5.    Conversion. At any time after the Initial Issuance Date, each share of Series D shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 5.

(a)    Holder’s Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Series D held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 5(c) at the Conversion Rate. The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in its sole discretion, round such fraction of a share of Common Stock up to the nearest whole share or pay to the Holder a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price. The Corporation shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including fees and expenses of the Transfer Agent that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such conversion shares upon conversion in a name other than that of the Holder of such shares of Series D and the Corporation shall not be required to issue or deliver such conversion shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(b)    Conversion Rate. The number of shares of Common Stock issuable upon conversion of any share of Series D pursuant to Section 5(a) shall be determined by dividing (x) the Conversion Amount of such share of Series D by (y) the Conversion Price (the “Conversion Rate”);

(i)”    Conversion Amount” means, with respect to each share of Series D, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon.

(ii)     ”Conversion Price” means, with respect to each share of Series D, as of any Conversion Date or other date of determination, $0.25.

(c)    Mechanics of Conversion. The conversion of each share of Series D shall be conducted in the following manner:

(i)    (1) Optional Conversion. To convert a share of Series D into shares of Common Stock on any date that is six months after the Initial Issuance Date (a “Conversion Date”), a Holder shall deliver, via electronic mail or otherwise, for receipt on or prior to 11:59 p.m., Eastern time, on such date, a copy of an executed notice of conversion of the share(s) of Series D subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation. If required by Section 5(c)(iii), within three Trading Days following a conversion of any such Series D as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Corporation the original certificates representing the Series D (the “Series D Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Series D in the case of its loss, theft or destruction as contemplated by Section 16). On or before the first Trading Day following the date of receipt of a Conversion Notice, the Corporation shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Corporation’s Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule, or regulation, including the rules of the Principal Market or other customary applicable policy for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Corporation shall (1) provided that the Transfer Agent is participating in The Depository Trust Corporation’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Series D represented by the Series D Certificate(s) submitted for conversion pursuant to Section 5(c)(i) is greater than the number of Series D being converted, then the Corporation shall, as soon as practicable and in no event later than two Trading Days after receipt of the Series D Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Series D Certificate (in accordance with Section 16(d)) representing the number of Series D not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series D shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(2)         Automatic Conversion. Upon (i) the request of the Corporation’s underwriters that the Series D convert to shares of Common Stock or (ii) a listing of the Corporation’s Common Stock on a national securities exchange, the Series D shall automatically convert into shares of Common Stock at the Conversion Price without any further action on the part of the Corporation or the Holder and the Holders shall have no further rights as a Holder. The effective date of the conversion shall be the date requested by the underwriters or first trading date of the shares of Common Stock on a national securities exchange, as applicable.

(ii)    Corporation’s Failure to Timely Convert. If the Corporation shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Corporation’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (X) the Corporation shall pay in cash to such Holder on each day after the Share Delivery Deadline and during such Conversion Failure an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) the closing price of the Common Stock on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Corporation, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series D that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 5(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Corporation shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Corporation’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s exercise hereunder or pursuant to the Corporation’s obligation pursuant to clause (II) below and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so is entitled to receive from the Corporation, then, in addition to all other remedies available to such Holder, the Corporation shall, within two)Trading Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Corporation’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock to which such Holder is entitled multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

(iii)    Registration; Book-Entry. The Corporation shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each share of Series D and the Stated Value of the Series D (the “Registered Series D”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Corporation and each Holder of the Series D shall treat each Person whose name is recorded in the Register as the owner of a share of Series D for all purposes (including the right to receive payments and dividends hereunder) notwithstanding notice to the contrary. A registered share of Series D may be assigned, transferred, or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Series D by such Holder thereof, the Corporation shall record the information contained therein in the Register and issue one or more new shares of Series D in the same aggregate Stated Value as the Stated Value of the surrendered Series D to the designated assignee or transferee pursuant to Section 17, provided that if the Corporation does not so record an assignment, transfer or sale (as the case may be) of such Series D shares within two Trading Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section, following conversion of any Series D in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Series D to the Corporation unless (A) the full or remaining number of Series D shares represented by the applicable Series D Certificate are being converted (in which event such certificate(s) shall be delivered to the Corporation as contemplated by this Section 5(c)(iii)) or (B) such Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series D upon physical surrender of the applicable Series D Certificate. Each Holder and the Corporation shall maintain records showing the Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Corporation, so as not to require physical surrender of a Series D Certificate upon conversion. If the Corporation does not update the Register to record such Stated Value and dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two Trading Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Series D to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series D, the number of Series D represented by such certificate may be less than the number of Series D stated on the face thereof. Each Series D Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE. THE NUMBER OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF

(iv)    Pro Rata Conversion; Disputes. In the event that the Corporation receives a Conversion Notice from more than one Holder for the same Conversion Date and the Corporation can convert some, but not all, of such Series D submitted for conversion, the Corporation shall convert from each Holder electing to have Series D converted on such date a pro rata amount of such Holder’s Series D submitted for conversion on such date based on the number of Series D submitted for conversion on such date by such Holder relative to the aggregate number of Series D submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Series D, the Corporation shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

(d)    Limitation on Beneficial Ownership. The Corporation shall not affect the conversion of any of the Series D held by a Holder, and such Holder shall not have the right to convert any of the Series D held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder (together with such Holder’s Affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion (which provision may be increased to a maximum of 9.99% by such Holder by written notice from such Holder to the Corporation, which notice shall be effective 61 calendar days after the date of such notice). For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder shall include the number of shares of Common Stock held by such Holder plus the number of shares of Common Stock issuable upon conversion of the Series D with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Series D beneficially owned by such Holder and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including any Convertible Securities and Options) beneficially owned by such Holder subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5(d). For purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules thereunder. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Series D without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other written notice by the Corporation or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). Notwithstanding the preceding, the Holder may rely on the Transfer Agent’s records if the Reported Outstanding Share Number is different than what the Corporation reports. If the Corporation receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Corporation shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5(d), to exceed the Maximum Percentage, such Holder must notify the Corporation of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Corporation shall within one Trading Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including such Series D, by such Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Series D results in such Holder being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Series D pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The provisions of this Section 5(d) shall be of no further force or effect if the Holder participates in a subsequent transaction with the Corporation which results in the Holder beneficially owning in excess of 4.99% of the number of shares of the Common Stock outstanding which shall include securities convertible into Common Stock which do not contain a beneficial ownership limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Conversion Notice that such Conversion Notice has not violated the restrictions set forth in this Section 5(d) and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. The limitations contained in this Section 5(d) shall apply to a successor holder of Series D.

(e)    Triggering Event Conversion. Subject to Section 5(d), at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event, a Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Corporation to convert all, or any number of Series D into shares of Common Stock at the Triggering Event Conversion Price. “Triggering Event Conversion Price” means, the lesser of (i) the Conversion Price, and (ii) 75% of the average VWAP for the five Trading Days prior to date of the Conversion Notice.

6.    Triggering Events.

(a)    Triggering Event. Each of the following events shall constitute a “Triggering Event”:

(i)    the Corporation does not meet the current public information requirements under Rule 144 in respect of the shares of Common Stock issuable upon conversion of the Series D;

(ii)    the Corporation ceases to be subject to the periodic reporting provisions of the 1934 Act;

(iii)    the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on a Principal Market for a period of 10 consecutive Trading Days;

(iv)    the Corporation’s written notice to any holder of Series D, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series D into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 5(d) hereof;

(v)    at any time following the 10th consecutive day that a Holder’s Authorized Share Allocation is less than 200% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full of all of the Series D then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations);

(vi)    the Corporation’s failure to pay to any Holder any dividend on a Dividend Payment Date or any other amount when and as due under this Certificate of Designation, or any other Transaction Document, except, in the case of a failure to pay dividends on the Dividend Payment Date, only if such failure remains uncured for a period of at least 10 consecutive Trading Days;

(vii)    the Corporation either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within two Trading Days after the applicable Conversion Date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to such Holder upon conversion of any Series D or as and when required by this Certificate of Designations unless otherwise then prohibited by applicable federal securities laws, and any such failure to remove the legend remains uncured for at least ten consecutive Trading Days;

(viii)    bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any Subsidiary which shall not be dismissed within 60 days of their initiation;

(ix)    the commencement by the Corporation or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Corporation or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x)    the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any Subsidiary of an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(xi)    a final judgment or judgments for the payment of money in excess of $250,000 are rendered against the Corporation and/or any of its Subsidiaries and which judgments are not, within 10 days after the entry thereof, bonded, discharged, settled, or stayed pending appeal, or are not discharged within thirty 30 days after the expiration of such stay;

(xii)    other than as specifically set forth in another clause of Section 6(a), the Corporation or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days;

(xiii)    failing to comply in any material respect with the reporting requirements of the 1934 Act (including, but not limited to, becoming delinquent in its filings);

(xiv)    providing material non-public information to a Holder of Series D without their prior written consent;

(xv)    any change in the Corporation’s Transfer Agent without providing at least ten (10) days prior notice to the Holder of Series D; or

(xvi)    a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred.

(b)    Notice of a Triggering Event. Upon the occurrence of a Triggering Event, the Corporation shall within three Trading Days deliver written notice thereof via facsimile, electronic mail, or overnight courier (with next day delivery specified) to each Holder.

7.    Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)    Purchase Rights. In addition to any adjustments pursuant to Section 8 and 9 below, if at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series D (without taking into account any limitations or restrictions on the convertibility of the Series D) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage), at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(b)    Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Corporation shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of all the Series D held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series D contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series D held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series D contained in this Certificate of Designations. “Fundamental Transaction” means the occurrence of the Corporation (i) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (A) consolidating or merging with or into (if the Corporation is the surviving corporation) another Person, (B) selling, assigning, transferring, conveying or otherwise disposing of all or substantially all of the properties or assets of the Corporation or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Persons, (C) making, or allowing one or more Persons to make, or allowing the Corporation to be subject to or have its Common Stock be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, (D) consummating a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Persons making or party to, or affiliated with any Persons making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (E) reorganize, recapitalize or reclassify its Common Stock other than a stock split.

8.    Price Protection. Except for any Exempt Issuance (as hereinafter defined), in the event the Corporation issues or sells any securities including Options or Convertible Securities (or amends any outstanding securities of the Company), at an effective price of, or with an exercise or conversion price of less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold. “Exempt Issuance” shall mean any sale or issuance by the Corporation of its Common Stock or securities convertible into, exercisable for or exchangeable for Common Stock in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of the securities or assets of a corporation or other entity (or any division or business unit thereof); (ii) the Corporation’s issuance of securities in connection with strategic supply, sale or license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital; (iii) the Corporation’s issuance of Common stock, restricted stock units or the issuances or grants of Options to purchase Common Stock to employees, officers or directors, under an equity incentive plan (or successor or superseding equity incentive plan) adopted by a majority of the non-employee members of the Board of Directors of the Corporation (limited to 40,000,000); (iv) securities issued upon the exercise or exchange of or conversion of any Convertible Securities or other securities issued and outstanding on the date of the issuance of Series D to securities holders of the Corporation in exchange for other securities existing as of the date this

Certificate of Designations is filed with the Delaware Secretary of State and securities issued upon exercise or conversion of the Series D or warrants issued with the Series D; (v) the conversion or exercise of any Company securities which are outstanding (and have not been amended after) on the date of this Certificate of Designation; or (vi) the issuance of securities by the Corporation in a public offering. In case any shares of Common Stock, Convertible Securities or Options are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, each share of Common Stock underlying any such Convertible Securities or Options shall be deemed to be one additional share of Common Stock for the purposes of determining the effective price of the non-Exempt Issuance.

9.    Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization, or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time on or after the Initial Issuance Date combines (by any reverse split, recapitalization, or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 9 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 9 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

10.    Participation in Future Financing.

(a)    Until the 6 month anniversary of the issuance of the Series D to the Holder, upon any issuance by the Corporation of Common Stock or Common Stock Equivalents for cash consideration or a combination of units hereof in a transaction exempt from registration under the Securities Act (a “Subsequent Financing”), the Holders of the outstanding Series D shall have the right to participate in an amount equal to an aggregate of 30% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least twenty four hours prior to the expected announcement or closing of the Subsequent Financing (whichever is first), the Corporation shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected (such additional notice, a “Subsequent Financing Notice”). If the Holder desires to participate in such Subsequent Financing it must provide written notice to the Company within twelve hours of the time the Subsequent Financing Notice is delivered to such Holder (the “Notice Termination Time”) that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder’s participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice, holds a number of shares of Common Stock acquired pursuant to this Agreement equal to or greater than the number proposed to be purchased in the Subsequent Financing, and will not as a result of such purchase beneficially own more than 9.99% of shares of Common Stock, either individually or as part of a Group as defined in Section 13(d) of the Exchange Act. If the Company receives no such notice from a Holder as of such Notice Termination Time, such Holder shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing. Notwithstanding the foregoing, a “Subsequent Financing” shall not include any greenshoe financing in connection with the offering of the Series D preferred shares.

(b)    If by the Notice Termination time, the Corporation receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the amount of Series D issued on the Initial Issuance Date to the Holder participating under this Section 10 and (y) the sum of the aggregate amount of Series D issued on the Initial Issuance Date to all Holders participating under this Section 10.

(c)    The Corporation must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 9, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(d)    The Corporation and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the securities held by it or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(e)    Notwithstanding anything to the contrary in this Section 10 and unless otherwise agreed to by such Holder, the Corporation shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the 10th Business Day following delivery of the Subsequent Financing Notice. If by such 10th Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Corporation or any of its Subsidiaries.

(f)    Notwithstanding the foregoing, this Section 10 shall not apply in respect of an Exempt Issuance or a public offering.

11.    Non-circumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Series D above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Series D and (c) shall, so long as any Series D are outstanding, and upon the filing of an amendment to the Corporation’s Certificate of Incorporation to increase the number of shares of the Corporation’s Common Stock that the Corporation is authorized to issue with the Secretary of State of the State of Delaware, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series D, two (2) times the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Series D then outstanding (without regard to any limitations on conversion contained herein).

12.    Authorized Shares.

(a)    Reservation. So long as any Series D remain outstanding, the Corporation shall at all times reserve at least two times the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series D then outstanding (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Series D held by each Holder (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Series D, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. If the Required Reserve Amount is not met at such time, any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series D shall be allocated to the remaining Holders of Series D, pro rata based on the number of the Series D then held by the Holders.

(b)    Insufficient Authorized Shares. If, notwithstanding Section 12(a) and not in limitation thereof, while any of the Series D remain outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series D at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series D then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 120 days after the occurrence of such Authorized Share Failure, the Corporation shall use its best efforts to hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. In lieu of a meeting of stockholders, the Corporation may effect such action by written consent in accordance with Section 14(c) of the 1934 Act. Except as provided in the first sentence of Section 12(a), in the event that the Corporation is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Corporation to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Corporation shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the average of the Closing Sale Price of the Common Stock based upon the five Trading Days during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Corporation and ending on the date of such issuance under this Section 12(b). Nothing contained in this Section shall limit any obligations of the Corporation under any provision of the Transaction Documents.

13.    Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per share of Series D equal to the greater of (A) the Conversion Amount thereof on the date of such payment or (B) the amount per share such Holder would receive if such Holder converted such Series D into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series D and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 13. All the preferential amounts to be paid to the Holders under this Section 13 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 13 applies.

14.    Distribution of Assets. In addition to any adjustments pursuant to Section 8 and 9, if the Corporation shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Series D, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D (without taking into account any limitations or restrictions on the conversion of the Series D) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 13 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

15.    Vote.

(a)    To Change the Terms of or Issue Series D. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law, without first obtaining the affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of a Majority, voting together as a single class, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series D, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Series D; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series D with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Corporation; (d) pay dividends or make any other distribution on any shares of any capital stock of the Corporation junior in rank to the Series D; (e) issue any Series D other than as provided in Section 2; or (f) without limiting any provision of Section 8 and 9, whether or not prohibited by the terms of the Series D, circumvent a right of the Series D.

16.    Transfer of Series D. A Holder may transfer some or all of its Series D without the consent of the Corporation subject to compliance with securities laws.

17.    Reissuance of Preferred Certificates.

(a)    Transfer. If any Series D are to be transferred, the applicable Holder shall surrender the applicable Series D Certificate to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new Series D Certificate (in accordance with Section 17(d)), registered as such Holder may request, representing the outstanding number of Series D being transferred by such Holder and, if less than the entire outstanding number of Series D is being transferred, a new Series D Certificate (in accordance with Section 17(d)) to such Holder representing the outstanding number of Series D not being transferred. Such Holder and any assignee, by acceptance of the Series D Certificate, acknowledge and agree that, by reason of the provisions of Section 5(c)(i) following conversion of any of the Series D, the outstanding number of Series D represented by the Series D may be less than the number of Series D stated on the face of the Series D Certificate.

(b)    Lost, Stolen or Mutilated Series D Certificate. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of a Series D Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form without the requirement to post a bond or other security and, in the case of mutilation, upon surrender and cancellation of such Series D Certificate, the Corporation shall execute and deliver to such Holder a new Series D Certificate (in accordance with Section 17(d)) representing the applicable outstanding number of Series D.

(c)    Series D Certificate Exchangeable for Different Denominations. Each Series D Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Corporation, for a new Series D Certificate or Series D Certificate(s) (in accordance with Section 17(d)) representing in the aggregate the outstanding number of the Series D in the original Series D Certificate, and each such new certificate will represent such portion of such outstanding number of Series D from the original Series D Certificate as is designated by such Holder at the time of such surrender.

(d)    Issuance of New Series D Certificate. Whenever the Corporation is required to issue a new Series D Certificate pursuant to the terms of this Certificate of Designations, such new Series D Certificate (i) shall represent, as indicated on the face of such Series D Certificate, the number of Series D remaining outstanding (or in the case of a new Series D Certificate being issued pursuant to Section 17(a) or Section 17(c), the number of Series D designated by such Holder which, when added to the number of Series D represented by the other new Series D Certificates issued in connection with such issuance, does not exceed the number of Series D remaining outstanding under the original Series D Certificate immediately prior to such issuance of new Series D Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series D Certificate, which is the same as the issuance date of the original Series D Certificate.

(e)    Book Entry. If the Corporation’s Transfer Agent issues the Series D in book entry format, all provisions of this Certificate of Designations as to delivery of Series D certificates shall be disregarded, and the Transfer Agent shall make entries in the stock transfer records in connection with conversions and transfers, as appropriate.

18.    Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary, and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Corporation shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Corporation’s compliance with the terms and conditions of this Certificate of Designations.

19.    Attorneys’ Fees.

(a)    If (i) any shares of Series D are placed in the hands of an attorney to enforce the provisions of this Certificate of Designations or (ii) there occurs any bankruptcy, reorganization, receivership of the Corporation or other proceedings affecting Corporation creditors’ rights and involving a claim under this Certificate of Designations, then the Corporation shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements.

(b)    In addition to the obligations under Section 19(a), in connection with the removal of restrictive legends from shares of Series D, the Corporation shall pay the reasonable attorney’s fees of counsel to any Holder in any amount not to exceed $750 per opinion of counsel. Such payment(s) shall be made within one Trading Day after receipt of a Conversion Notice or other notice from a Holder.

20.    Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Corporation and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

21.    Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 19.

22.    Dispute Resolution.

(a)    In the case of a dispute relating to the Closing Sale Price, a Conversion Price or a fair market value or the arithmetic calculation of a Conversion Rate, (including a dispute relating to the determination of any of the foregoing), the Corporation or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Corporation, within two Trading Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Corporation are unable to promptly resolve such dispute relating to such Closing Sale Price, such Conversion Price or such fair market value, or the arithmetic calculation of such Conversion Rate, at any time after the second Trading Day following such initial notice by the Corporation or such Holder (as the case may be) of such dispute to the Corporation or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(b)    Such Holder and the Corporation shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23(a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (Eastern time) by the fifth Trading Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Corporation fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Corporation and such Holder or otherwise requested by such investment bank, neither the Corporation nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(c)    The Corporation and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Corporation and such Holder of such resolution no later than 10 Trading Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Corporation, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

23.    Notices. The Corporation shall provide each Holder of Series D with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 8(e) of the Exchange Agreements or in accordance with any other instructions provided by the Holder to the Corporation. The Corporation shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason, therefore. Without limiting the generality of the foregoing, the Corporation shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 4 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder. All notices shall be by email or recognized overnight delivery service, next Trading Day delivery using the addresses of the Corporation as provided to the Holders and the addresses of any Holder as provided by such Holder to the Corporation. The Corporation and the Holders may change their addresses by notice by the Corporation to all Holders or any Holder to the Corporation.

24.    Governing Law; Exclusive Jurisdiction. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by this Certificate of Designations, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation’s obligations to such Holder, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 21. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designations or the transactions contemplated hereby.

25.    Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid, or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid, or unenforceable provision(s).

26.    Amendment. This Certificate of Designations or any provision hereof (other than Section 5(d)) may be modified or amended, or the provisions hereof waived with the written consent of the Corporation and the Holders of 50.1% of the outstanding shares of Series D at the time of the waiver. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations of Series D Convertible Preferred Stock of Mitesco, Inc. to be signed by its Chief Executive Officer on this 15th day of October, 2021.

MITESCO, INC.

By: /s/ Lawrence Diamond

Lawrence Diamond, Chief Executive Officer

EXHIBIT I

MITESCO, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of Mitesco, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D”), of Mitesco, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of common stock, $0.01 par value per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:
Aggregate number of Series D to be converted
Aggregate Stated Value of such Series D to be converted:
Aggregate accrued and unpaid dividends and accrued with respect to such Series D and such aggregate dividends to be converted:
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the applicable Series D are being converted to Holder, or for its benefit, as follows:

Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:

Date: _______________, Name of Registered Holder
By: Name: Title: Tax ID:_____________________ Facsimile:___________________ E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Corporation and acknowledged and agreed to by ________________________.

MITESCO, INC.

By:

Name:
Title:

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